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                                                                      EXHIBIT 23


                       Consent of KPMG Peat Marwick LLP
                       --------------------------------


The Board of Directors
The Metzler Group, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-30267) on Form S-8 related to the Long-Term Incentive Plan of The Metzler Group, Inc. of our report dated November 6, 1998, relating to the consolidated balance sheets of The Metzler Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years for the three-year period ended December 31, 1997, which report appears in the Form 8-K/A of The Metzler Group, Inc.


                                         /s/ KPMG Peat Marwick LLP
                                         ---------------------------------------

Chicago, Illinois
March 24, 1999